UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

February 20, 2007
Date of Report (Date of earliest event reported)
__________________________________________________________________

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)
__________________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

616 N. North Court, Suite 120
Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 8.01 Other Events

On February 20, 2007, the Registrant drew down the final $596,000 of a $2.0 million November, 2006 bridge funding commitment from Essex Woodlands Health Ventures V, L.P., Care Capital Investments II, L.P., Care Capital Offshore Investments II, L.P., Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. (the “November Bridge Loan Commitment”). In November and December, 2006 and January, 2007, the Registrant had drawn a total of $1,404,000 against the November Bridge Loan Commitment. Advances under the November Bridge Loan Commitment bear interest at the rate of 10% per annum, are secured by a lien on all assets of the Registrant and its subsidiary and mature on March 31, 2007. Including the $596,000 secured on February 20, 2007, the Registrant has a total of $8.7 million in bridge loans outstanding and due on March 31, 2007.

On February 20, 2007, the Registrant issued the press release attached hereto as Exhibit 99.1 in connection with the above-described drawdown.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated February 20, 2007 Announcing Drawdown of Bridge Funding

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter Clemens

Peter A. Clemens Senior Vice President & Chief Financial Officer

Date: February 20, 2007

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated February 20, 2007 Announcing Draw Down of Bridge Funding